                                                                                    Exhibit 99.1
News from
Buckeye
FOR IMMEDIATE RELEASE
                                        Contacts:               Steve Dean
Chief Financial Officer
901-320-8352
Chad Foreman
Investor Relations Manager
901-320-8828
Website: www.bkitech.com

BUCKEYE CEO TO PARTICIPATE IN MORGAN KEEGAN 2006 EQUITY CONFERENCE

MEMPHIS, TN Sept. 1, 2006 - Buckeye Technologies Inc. (NYSE:BKI) today announced that John B. Crowe, Chairman and Chief Executive Officer, will participate in the Morgan Keegan 2006 Equity Conference in Memphis, Tennessee on Thursday, September 7, 2006, at approximately 4:45 p.m. EDT.

A live webcast of Mr. Crowe's remarks and a copy of the presentation materials will be accessible at www.wsw.com/webcast/mk13/bki/. A replay of the audio webcast will be available 1 hour after the presentation. An archive of the presentation will be available for 60 days following the presentation.

Buckeye, a leading manufacturer and marketer of specialty fibers and nonwoven materials, is headquartered in Memphis, Tennessee, USA. The Company currently operates facilities in the United States, Germany, Canada, and Brazil. Its products are sold worldwide to makers of consumer and industrial goods.

Certain matters discussed in this press release may constitute forward-looking statements within the meaning of the federal securities laws that involve risks and uncertainties, including but not limited to economic, competitive, governmental, and technological factors affecting the Company’s operations, financing, markets, products, services and prices, and other factors. For further information on factors which could impact the Company and the statements contained herein, please refer to public filings with the Securities and Exchange Commission.